                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                       EXCHANGE ACT OF 1934, AS AMENDED.

Filed by the registrant /X/
Filed by a party other than the registrant / /
Check the appropriate box:
/ / Preliminary proxy statement
/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Oncor, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

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

                                  ONCOR, INC.

                               209 Perry Parkway
                          Gaithersburg, Maryland 20877

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE HOLDERS OF COMMON STOCK OF ONCOR, INC.:

     The annual meeting of stockholders of Oncor, Inc. will be held on June 28, 1996, at the Gaithersburg Hilton Hotel, 620 Perry Parkway, Gaithersburg, Maryland, 20877, telephone number (301) 977-8900, at 9:00 a.m., for the following purposes:

          1. To elect five (5) directors.

          2. To ratify the selection of Arthur Andersen LLP as independent public accountants of the Company for the year 1996.

          3. To approve an amendment to the Company's 1992 Stock Option Plan to increase the total number of shares authorized for issuance thereunder by 500,000 shares to a total of 5,015,604 shares.

          4. To transact such other business as may properly come before the meeting.

     Holders of Common Stock of record at the close of business on May 10, 1996 will be entitled to vote at the meeting.

                                          By order of the Board of Directors

                                          /s/JOHN L. COKER
                                          ----------------------------------
                                          John L. Coker
                                          Secretary

Gaithersburg, Maryland

- --------------------------------------------------------------------------------

                                IMPORTANT NOTICE

     To assure your representation at the meeting, please complete, date, sign, and mail promptly the enclosed proxy for which a return envelope is provided.

- --------------------------------------------------------------------------------

                                  ONCOR, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 28, 1996

                              GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of the Company. Stockholders may revoke their proxies at any time prior to the time they are voted at the meeting by filing with the Secretary of the Company a written notice of revocation, by duly executing and delivering a subsequent proxy bearing a later date or by attending the meeting and voting in person.

     The record date for stockholders entitled to vote at the Annual Meeting is May 10, 1996.

     The Company has only one class of outstanding shares of capital stock, Common Stock, par value $0.01 per share, of which, as of April 26, 1996, there were 23,190,906 shares outstanding. Each share is entitled to one vote.

     The shares represented by each valid proxy will be voted at the Annual Meeting or any adjournment thereof, and, if a choice is specified in the proxy, the shares will be voted in accordance with such specification. If no vote is specified, the shares will be voted as set forth in the proxy.

     Under Maryland law, there is a statutory presumption that a proposal passes if it receives a majority of the votes cast at a meeting at which a quorum is present. The Company's by-laws contain similar provisions. Abstentions and "broker non-votes" count for quorum purposes, but have no effect on the outcome of the vote on any of the matters to be considered at the Annual Meeting. A "broker non-vote" occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes.

     So far as the Directors of the Company are aware, no matters will be presented to the meeting for action on the part of the stockholders other than those stated in the notice. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares to which the proxy relates in accordance with their best judgment.

     The Company has engaged Morrow & Co., Inc. to aid in the solicitation, which will be undertaken by mail, telephone, telegraph and personal contact and which may include solicitation by officers and employees of the Company. Costs of the solicitation are expected to be approximately $4,000 plus out of pocket expenses and will be borne by the Company. This Proxy Statement, the accompanying proxy, and a copy of the Company's Annual Report to Stockholders are first being mailed to stockholders on or about May 24, 1996.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1996 by each person known by the Company to own beneficially more than 5% of the outstanding Common Stock. In addition, this table includes the outstanding voting securities beneficially owned by directors, director nominees and the Named Executive Officers (as defined below) and the number of shares owned by directors and executive officers as a group.

                     DIRECTORS, OFFICERS                      AMOUNT AND NATURE OF        PERCENT
                     AND 5% STOCKHOLDERS                     BENEFICIAL OWNERSHIP(1)    OF CLASS(1)
    ------------------------------------------------------   -----------------------    -----------
    Charles Atwood Company and Stanton-Barnes                       1,318,599(3)          5.9%
      Company(2)..........................................
    1201 Old Kent Bank Building
    Kalamazoo, MI 49007
    John Pappajohn........................................          1,205,000(4)          5.4%
    c/o Equity Dynamics, Inc.
    2116 Financial Center
    Des Moines, Iowa 50309
    Stephen and Nancy H. Turner...........................          1,330,401(5)          6.0%
    c/o Oncor, Inc.
    209 Perry Parkway
    Gaithersburg, MD 20877
    Timothy J. Triche.....................................             82,500(6)           *
    William H. Taylor II..................................             14,854(7)           *
    Philip S. Schein......................................             12,500(8)           *
    George W. Scherer.....................................             12,500(9)           *
    John L. Coker.........................................             66,666(10)          *
    Robert J. Hohman......................................             49,750(11)          *
    All Directors and Executive Officers of the Company as          1,603,754(12)         8.2%
      a group (10 persons)................................

- ---------------

* Less than 1%.

 (1) Based on 22,351,398 shares of Common Stock outstanding as of March 31, 1996. Gives effect to the shares of Common Stock issuable within 60 days after April 30, 1996 upon the exercise of all options, unit purchase options, warrants and other rights beneficially held by the indicated stockholder on that date.

 (2) Charles Atwood Company and Stanton-Barnes Company are nominees of Jerry B. Love, James S. Hilboldt and James C. Westin as trustees of several trusts for whom the trustees serve as investment advisers registered under the Investment Advisers Act of 1940, as amended. The trustees share voting and investment power with respect to these shares of Common Stock.

 (3) Includes 63,400 shares of Common Stock issuable upon the exercise of unit purchase options to purchase 20,000 units, each unit consisting of two shares of Common Stock and one warrant to purchase 1.17 additional shares of Common Stock, and upon the exercise of such warrant.

 (4) Includes 65,000 shares of Common Stock issuable upon exercise of two stock options.

 (5) Includes (i) 975,455 shares of Common Stock owned jointly by Stephen and Nancy Turner, (ii) 300,000 shares of Common Stock issuable upon exercise of two stock options held by Mr. Turner, individually, and (iii) 54,946 shares of Common Stock issuable upon the exercise of unit purchase options held jointly by Stephen and Nancy Turner to purchase 17,333 units, each unit consisting of two shares of Common Stock and one warrant to purchase 1.17 additional shares of Common Stock, and upon the exercise of such warrant. Stephen Turner and Nancy Turner are husband and wife.

 (6) Includes 37,500 shares of Common Stock issuable upon exercise of two stock options.

 (7) Includes 12,500 shares of Common Stock issuable upon exercise of a stock option. Excludes 200 shares held by Dr. Taylor's wife as custodian of two trusts established pursuant to the California Uniform Trust for Minors Act, as to which Dr. Taylor disclaims beneficial ownership.

 (8) Includes 12,500 shares of Common Stock issuable upon exercise of a stock option.

 (9) Includes 12,500 shares of Common Stock issuable upon exercise of a stock option.

(10) Includes 66,666 shares of Common Stock issuable upon exercise of a stock option.

(11) Includes 48,750 shares of Common Stock issuable upon exercise of three stock options.

(12) Includes 574,945 shares of Common Stock which may be acquired at or within 60 days of April 30, 1996 pursuant to various stock options.

                             ELECTION OF DIRECTORS

     The Amended and Restated By-Laws of the Company provide that the Board of Directors shall consist of no less than three, and no more than eight directors. The Board of Directors has determined that the Board shall consist of five (5) directors. Directors elected at the 1996 Annual Meeting will continue in office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

     The persons named in the accompanying proxy will vote in favor of electing the nominees, unless otherwise specified in the proxy. If any nominee shall become unavailable for election, the proxies will be voted for the election of such persons, if any, as shall be designated by the Board of Directors.

     A plurality of the votes cast at the Annual Meeting is required to elect a director.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES. Certain information concerning such nominees is set forth below:

                                  FIRST BECAME
          NAME             AGE     A DIRECTOR            PRINCIPAL OCCUPATION OR EMPLOYMENT
- -------------------------  ---    ------------    -------------------------------------------------
Stephen Turner...........  51         1983        Mr. Turner has been Chairman of the Board of
                                                    Directors, Chief Executive Officer and a director
                                                    of the Company since its inception in 1983. Mr.
                                                    Turner has also been a director of OncorMed,
                                                    Inc. since July 1993 and of OncorPharm, Inc.
                                                    since 1994. Prior to founding the Company, from
                                                    1976 to 1983, Mr. Turner was the founder and
                                                    Chairman of the Board of Bethesda Research
                                                    Laboratories, Inc. ("BRL"), now a division of
                                                    Life Technologies, Inc. BRL is a biotechnology
                                                    company engaged in the business of molecular
                                                    biology. Prior to BRL, Mr. Turner was employed
                                                    by Becton, Dickinson and Company, a health care
                                                    company. Mr. Turner is a director of Drug
                                                    Screening Systems, Inc., a company that
                                                    manufactures medical devices.
Philip S. Schein.........  56         1986        Dr. Schein became a director of the Company in
                                                    April 1986. He is currently Chairman and Chief
                                                    Executive Officer of U.S. BioScience, Inc., a
                                                    biotechnology company located in West
                                                    Conshohocken, Pennsylvania. He is also an
                                                    Adjunct Professor of Medicine and Pharmacology
                                                    at the University of Pennsylvania School of
                                                    Medicine in Philadelphia, Pennsylvania. From
                                                    1983 until 1986, he was Vice President of
                                                    Clinical Research and Development for Smith
                                                    Kline & French Laboratories in Philadelphia,
                                                    Pennsylvania. Prior to joining Smith Kline &
                                                    French Laboratories, Dr. Schein was affiliated
                                                    with the Georgetown University School of
                                                    Medicine where he was a Scientific Director of
                                                    the Vincent T. Lombardi Cancer Research Center,
                                                    Chief of the Division of Medical Oncology, and
                                                    professor in the Departments of Medicine and
                                                    Pharmacology. Dr. Schein is also a director of
                                                    Medicis Corporation.

                                  FIRST BECAME
          NAME             AGE     A DIRECTOR            PRINCIPAL OCCUPATION OR EMPLOYMENT
- -------------------------  ---    ------------    -------------------------------------------------
Timothy J. Triche........  51         1988        Dr. Triche became a director of the Company in
                                                    December 1988. In 1994, he became Chairman of
                                                    the Board and Chief Executive Officer of
                                                    OncorMed, Inc., a clinical services company. He
                                                    is currently Pathologist-in-Chief for the
                                                    Children's Hospital of Los Angeles in Los
                                                    Angeles, California and Professor of Pathology
                                                    and Pediatrics at, and Vice Chairman of, the
                                                    University of Southern California School of
                                                    Medicine, Los Angeles, California. Prior to
                                                    June 1988, he was Chief of the Ultrastructural
                                                    Laboratory of the Division of Pathology at the
                                                    National Cancer Institute of the National
                                                    Institutes of Health in Bethesda, Maryland.
William H. Taylor II.....  57         1990        Dr. Taylor became a director of the Company in
                                                    November 1990. He is currently the Managing
                                                    General Partner of Taylor & Company, an
                                                    investment company. He has been a principal in
                                                    several venture capital firms since 1968. Since
                                                    1982, Dr. Taylor has been a general partner of
                                                    several affiliated venture capital partnerships
                                                    located in San Francisco, including Taylor and
                                                    Turner, L.P. and Rotan Mosle Technology
                                                    Partners Ltd. He serves as a director of Sierra
                                                    Growth Fund, Aura Memories, Inc. and TPL, Inc.
                                                    and is also Chairman of the Business Advisors
                                                    Board of AMT Ventures, a materials science
                                                    venture capital fund.
George W. Scherer........  65         1995        Mr. Scherer became a director of the Company in
                                                    February 1995. He is currently President of GWS
                                                    Consultants, a corporation concentrating on
                                                    activities in the field of health care and
                                                    diagnostics. From 1987 to 1990, he was the
                                                    Manager of Worldwide Strategic Planning for
                                                    Eastman Kodak, Co. ("EKC"). Prior to 1987, he
                                                    was the Manager of Equipment Development,
                                                    Manufacturing and Systems Integration for the
                                                    Clinical Products Division of EKC. He was one
                                                    of the principals who created the Ektochem
                                                    technology and business for EKC.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     The Board of Directors met four (4) times during 1995. During 1995, all incumbent directors, with the exception of Dr. Philip S. Schein, attended all of the meetings of the Board. Dr. Schein attended three (3) of the meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Compensation and Stock Option Committee comprises George W. Scherer, William H. Taylor II and Philip S. Schein, and administers the Company's compensation and stock option plans. The Compensation and Stock Option Committee acted by unanimous written consent seven (7) times during 1995.

     The Audit Committee comprises George W. Scherer, William H. Taylor II and Philip S. Schein, and recommends the Company's independent public accountants annually to the Board of Directors and consults with such accountants on the planning of the annual audit and periodic reviews, and on any issues arising from audits and periodic reviews. The Audit Committee met three (3) times in 1995. All incumbent members attended all of the meetings of the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, Philip S. Schein, William H. Taylor II and George W. Scherer served as members of the Compensation and Stock Option Committee. There were no compensation interlocks during 1995.

DIRECTOR COMPENSATION

     Directors of the Company do not receive cash compensation for service as directors despite the provision in the Company's By-Laws that the Board of Directors by resolution may allow directors a fixed sum and expenses for attendance at Board or Committee meetings. During 1995, Dr. Taylor, Dr. Triche and Mr. Scherer received cash compensation for consulting of $8,000, $29,000 and $30,750, respectively. Directors are reimbursed for their expenses associated with their participation on the Board.

                             EXECUTIVE COMPENSATION

     The executive officers of the Company on March 31, 1996 were the following:

             NAME               AGE                        POSITION
- ------------------------------  ---     ----------------------------------------------
Stephen Turner................  51      Chairman of the Board of Directors and Chief
                                        Executive Officer
Cecil Kost....................  42      President and Chief Operating Officer
John L. Coker.................  49      Vice President -- Finance and Administration,
                                        Chief Financial Officer, Secretary and
                                        Treasurer
Barbara H. Keech..............  47      Vice President -- Regulatory Affairs and
                                        Quality Assurance
Robert J. Hohman..............  42      Vice President -- Research and Development
John P. Kennealy..............  55      Vice President and General Manager -- Imaging
                                        Division

     The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the three highest paid executive officers in 1995 (the "Named Executive Officers"), as well as the compensation paid to each individual, for the Company's three previous fiscal years:

                          SUMMARY COMPENSATION TABLE*

                                                      ANNUAL           LONG-TERM       ALL OTHER
                                                   COMPENSATION       COMPENSATION    COMPENSATION
                                                 -----------------    ------------    ------------
                                                                        OPTIONS
                                                 SALARY     BONUS       GRANTED
       NAME AND PRINCIPAL POSITION       YEAR      ($)       ($)          (#)             ($)
    ----------------------------------   ----    -------    ------    ------------    ------------
    Stephen Turner....................   1995    240,000         0             0         10,000(b)
    Chairman and Chief                   1994    240,000    50,000(a)          0            908(b)
    Executive Officer                    1993    240,000       101       200,000          4,119(b)
    George R. Evanega.................   1995    150,000(c)      0             0              0
    Former President and Chief           1994    180,000         0             0              0
    Operating Officer                    1993    180,000       108       200,000              0
    John L. Coker.....................   1995    147,500         0        20,000              0
    Vice President --                    1994    112,500(d)      0       100,000              0
    Finance and Administration,
    Secretary, Treasurer and
    Chief Financial Officer
    Robert J. Hohman..................   1995    122,040         0        55,000              0
    Vice President --                    1994    105,800(e)      0             0          2,716(b)
    Research and Development

- ---------------

 * Columns for Other Annual Compensation, Stock Awards and Long-Term Compensation Payouts are not included in the above table, since there were no transactions to report.

(a) Reflects a special performance bonus paid to Mr. Turner.

(b) Miscellaneous cash reimbursements.

(c) Reflects the portion of Dr. Evanega's annual compensation prior to his leaving the Company on November 1, 1995.

(d) Represents the portion of Mr. Coker's annual compensation subsequent to his joining the Company on March 1, 1994.

(e) Dr. Hohman became an executive officer of the Company in March 1994.

STOCK OPTION GRANTS

     The following table contains information concerning the grant of stock options under the Company's 1992 Stock Option Plan (the "Option Plan") to the Named Executive Officers for the 1995 fiscal year:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS                                      POTENTIAL REALIZABLE
                     --------------------------------------------------------------------------------    VALUE AT ASSUMED ANNUAL
                       OPTIONS         % OF TOTAL OPTIONS                                                  RATES OF STOCK PRICE
                      UNDERLYING     UNDERLYING SECURITIES/                     MARKET                   APPRECIATION FOR OPTION
                     SECURITIES/        SARS GRANTED TO        EXERCISE OR     PRICE ON                          TERM(3)
                     SARS GRANTED     EMPLOYEES IN FISCAL       BASE PRICE     DATE OF     EXPIRATION    ------------------------
      NAME              (#)(1)                YEAR             ($/SHARE)(2)     GRANT         DATE           5%           10%
- -----------------    ------------    ----------------------    ------------    --------    ----------    ----------    ----------
Stephen Turner...            0                   0                     0             0             --             0             0
George R.
  Evanega........            0                   0                     0             0             --             0             0
John L. Coker....       20,000                 1.4%               $6.875        $6.875       8/9/2005     $  86,473     $ 219,140
Robert J.
  Hohman.........       55,000                 3.9%               $5.045        $5.045      5/16/2005     $ 174,518     $ 442,264

- ---------------

(1) Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company. Each option is immediately exercisable for all the option shares, but any shares purchased under such option will be subject to repurchase by the Company, at the original exercise price per share, should the optionee leave the Company's service prior to vesting in such shares.

(2) The exercise price may be paid in (i) cash, (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the exercise date, (iii) a combination of (i) and (ii), or (iv) through a broker-dealer sale.

(3) Potential realizable value is based on assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation, if any, over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. With respect to options granted at fair market value, unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the named executive officers.

For a description of the material terms of the options, see "Approval of Amendment to 1992 Stock Option Plan."

STOCK OPTION EXERCISES AND FISCAL YEAR END VALUES

     The following table sets forth information regarding the exercise of stock options by each of the Named Executive Officers of the Corporation during the fiscal year ended December 31, 1995 as well as the number and value of any unexercised stock options held by the Named Executive Officers as of December 31, 1995:

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                              TOTAL NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                                                IN-THE-MONEY OPTIONS AT
                                     SHARES                    OPTIONS AT FISCAL YEAR END          FISCAL YEAR END(A)
                                    ACQUIRED       VALUE      ----------------------------    ----------------------------
                                   ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
              NAME                      #           ($)           (#)             (#)             ($)             ($)
- --------------------------------   -----------    --------    -----------    -------------    -----------    -------------
Stephen Turner..................        0             0         233,334          66,666          50,100               0
George R. Evanega...............        0             0         333,333               0               0               0
John L. Coker...................        0             0          33,333          86,667               0               0
Robert J. Hohman................        0             0          26,666          68,334               0          17,500

- ---------------

(a) At December 31, 1995, the closing bid stock price was $4.50 per share.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report initial ownership of the Company's Common Stock and any subsequent changes in ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC and the Company is required to disclose in this Proxy Statement any failure to file by the appropriate dates. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon the copies of Section 16(a) reports which the Company received from such persons for their 1995 fiscal year transactions, the Company believes that all Section 16(a) filing requirements applicable to such officers, directors and ten-percent beneficial owners were complied with.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

To: The Board of Directors

     It is the responsibility of the Company's Compensation and Stock Option Committee (the "Committee") to exercise the authority of the Board of Directors with respect to (i) evaluation of performance of management, (ii) compensation of executive officers and (iii) administration of the Company's stock option plan.

  EXECUTIVE COMPENSATION POLICY

     The Company's overall compensation philosophy is as follows:

        - Attract and retain quality talent, which is critical to both the short-term and long-term success of the Company.

        - Reinforce financial and strategic performance objectives through incentive stock option compensation that shares the rewards and risks of strategic decision making.

     To reflect this philosophy in determining executive compensation levels, the Committee conducts annual reviews of all executives to evaluate the performance of each individual employee, including each person's decision-making responsibilities and work-related accomplishments, and the performance of the Company over the previous year.

     In determining the level of executive compensation, including the executive compensation level for 1995, the Board of Directors and the Committee weigh the performance of the Company during the prior year and the contribution of the executive officers of the Company to such performance. The performance of the Company is determined by the Company's research developments, progress in its clinical trials, sales performance and progress in its product approval process. The compensation levels of the Company's executives are also compared to the levels of executive compensation paid by other corporations in the health care industry. In particular, comparisons are made by the Committee with respect to salary levels, bonuses, and stock option awards. Such comparisons are made to companies in the health care industry with which the members of the Committee are familiar and to other companies which are similar in size and complexity of research and operations. These companies are not chosen based on any published index or the peer group index used in the stock performance graph below. The Company strives to set its overall compensation level, as well as the individual components of such compensation, near the median of such comparison companies.

  BASE COMPENSATION

     The Committee's approach to base compensation is to offer competitive salaries in comparison to competitive market practices. The Committee uses market compensation levels as a frame of reference for starting salary offers and annual salary adjustments. Salary reviews are conducted annually with input from the CEO and President. The Committee considers the decision-making responsibilities for each position and the experience and work performance of position incumbents. While it is the general policy of the Company not to award performance-based cash bonuses, the Committee has from time to time authorized cash bonuses if deemed to be in the best interest of the Company. The circumstances for such awards vary but have included bonus payments pursuant to the terms of negotiated employment agreements; arrangement of transactions, acquisition and financing; and the development of certain technology.

  STOCK OPTIONS

     Historically, the Committee has awarded stock options to each of the Company's executive officers (i) to attract new quality officers to join the Company and (ii) to reward executive officers for accomplishing performance objectives. Performance objectives are generally set based on the Company's sales performance, research developments and progress in its clinical trials and its product approval process, and are specifically set based on the measure which corresponds to the position held by the executive officer. The Committee considers market practices for similar positions in similar industries and the amount and terms of prior awards to an individual in granting stock options. There were 200,000 stock options granted to executive officers in 1995.

  CEO COMPENSATION

     The annual compensation package for Stephen Turner, the Company's Chairman and Chief Executive Officer, is determined in the same manner as the other executives of the Company. The annual base salary of Mr. Turner was set at $150,000 in 1990 and was not increased in 1991. Mr. Turner's salary was increased in 1992 to $200,000 per year and in 1993 to $240,000 per year and was not increased in 1994 or 1995. Mr. Turner was granted stock options to purchase 200,000 shares of Common Stock at an exercise price of $5.375 per share in 1993, in recognition of the Company's increased revenues and research and development accomplishments and to keep pace with options being granted to other chief executive officers in the biotechnology industry. Mr. Turner was paid a bonus of $50,000 in 1994 in recognition of his role in the two acquisitions the Company made in 1994, the OncorMed, Inc. initial public offering and the formation of OncorPharm, Inc.

                                          Compensation and Stock Option
                                          Committee

                                          William H. Taylor II, Chairman
                                          George W. Scherer, Member
                                          Philip S. Schein, Member

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five years ended December 31, 1995 with the cumulative return on The Russell 2000 Index and a peer group index. The Russell 2000 Index is published from time to time in various business periodicals. The peer group index is the Value-Line Survey of Standard Healthcare Companies as published by Value-Line in 1992 and used by the Company for comparison purposes in previous years. The composition of the Value-Line Survey of Standard Healthcare Companies was altered from 1992 to 1993. The Company has chosen to use the index as comprised in 1992. The following companies are included in the index as used by the Company: American Home Products Corp., Amgen Inc., ALZA Corp. "A", Biogen, Inc., Bristol-Myers Squibb Company, Chiron Corp., Forest Laboratories, Inc., Genentech, Inc., IVAX Corporation, Eli Lilly and Company, Marion Merrell Dow Inc., Merck & Co., Inc., Mylan Laboratories Inc., Pfizer Inc., Rhone-Poulenc Rorer Inc., SmithKline Beecham p.1.c., Schering-Plough Corp., Upjohn Co., and Warner-Lambert Company.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                     ONCOR, INC., RUSSELL 2000, PEER GROUP

                     (PERFORMANCE RESULTS THROUGH 12/31/95)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)            ONCOR       RUSSELL 2000.    PEER GROUP
1990                                    100.00          100.00          100.00
1991                                    232.56          146.05          161.54
1992                                    173.64          172.94          135.99
1993                                    257.36          205.64          124.76
1994                                    111.63          201.56          137.77
1995                                    111.63          258.89          222.67

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Company's Common Stock, The Russell 2000 Index and the peer group index and that dividends were re-invested.
- ---------------
* Cumulative total return assumes reinvestment of dividends.

                            DESIGNATION OF AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors proposes that Arthur Andersen LLP, the independent public accountants of the Company since the Company's inception, be re-elected as independent public accountants of the Company to serve until the annual meeting of stockholders in 1997. A majority of the votes cast at the Annual Meeting is required to elect the auditors. A representative of Arthur Andersen LLP will attend the annual meeting of stockholders with the opportunity to make a statement if he or she so desires and will also be available to answer reasonable inquiries.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                            APPROVAL OF AMENDMENT TO
                             1992 STOCK OPTION PLAN

INTRODUCTION

     Stockholders are being asked to vote on a proposal to ratify an amendment to the Company's 1992 Stock Option Plan (the "Option Plan") to increase the number of shares authorized for issuance thereunder by 500,000 shares to a total of 5,015,604 shares. Without taking into effect any such increase, there are 502,957 options available for grant at March 31, 1996, and contractual obligations to grant 400,000 options. At March 31, 1996, there are 3,109,152 options outstanding, of which 1,675,480 are exercisable. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the amendment.

     The Option Plan was adopted by the Board of Directors and became effective March 17, 1992 (the "Effective Date"), as the successor to the Company's Incentive Stock Option Plan, as amended (the "ISO Plan"), the Company's Non-Qualified Stock Option Plan, as amended (the "NQSO Plan") and the Company's 1991 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Director Plan") (the ISO, NQSO and Director Plans collectively hereinafter referred to as the "Predecessor Plans"). The Option Plan was approved by the Company's Stockholders at the Annual Meeting of Stockholders held on May 27, 1992. All options outstanding under the Predecessor Plans were incorporated into the Option Plan and are treated as outstanding options under the Option Plan. However, each outstanding option so incorporated continues to be governed solely by the express terms and conditions of the instrument evidencing such grant. No further option grants were made under the Predecessor Plans after the Effective Date.

     The terms and provisions of the Option Plan, as amended, are summarized below. The summary, however, does not purport to be a complete description of the Option Plan. Copies of the actual Option Plan document may be obtained by any stockholder upon written request to the attention of John L. Coker, Company Secretary, at the corporate offices in Gaithersburg, Maryland.

ISSUABLE SHARES

     The aggregate number of shares available for issuance under the Option Plan may not exceed 5,015,604 shares of Common Stock (after consideration of the 500,000 share increase proposed herein), subject to adjustment from time to time in the event of certain changes to the Company's capital structure.

     Should any option under the Option Plan expire or terminate prior to exercise or surrender in full, the shares subject to the portion of the option not so exercised or surrendered will be available for subsequent option grants. Shares subject to any option surrendered or cancelled in accordance with the option surrender or cash-out provisions of the Option Plan will not be available for subsequent grants.

     As of March 31, 1996, approximately 3,109,152 shares of Common Stock were subject to outstanding options under the Option Plan and approximately 502,957 shares of Common Stock were available for issuance under future option grants after recognition of the Company's contractual obligations under certain employment agreements to grant options for an additional 400,000 shares of Common Stock.

     The table below shows, as to each of the Named Executive Officers and each of the indicated groups, the following information with respect to stock option transactions effected during the period from January 1, 1994 to March 31, 1996, (i) the number of shares of the Company's Common Stock subject to options granted under the Option Plan during that period, (ii) the average exercise price per share for such options and (iii) the net value realized from options exercised during that period.

                                 OPTION GRANTS

                                      OPTIONS GRANTED      WEIGHTED AVERAGE EXERCISE    NET VALUE REALIZED FROM
        NAME AND POSITION            (NUMBER OF SHARES)    PRICE OF OPTIONS GRANTED        OPTIONS EXERCISED
- ----------------------------------   ------------------    -------------------------    -----------------------
Stephen Turner
  Chairman and Chief Executive
  Officer.........................               0                        0                            0
George R. Evanega
  Former President and Chief
  Operating Officer...............               0                        0                            0
John L. Coker
  Vice President -- Finance and
  Administration, Secretary,
  Treasurer and Chief Financial
  Officer.........................         120,000                  $ 6.458                            0
Robert J. Hohman
  Vice President -- Research and
  Development.....................          55,000                  $ 5.045                            0
All current executive officers as
  a group (6 persons).............         300,000                  $ 6.133                            0
Philip S. Schein,
  Director........................          50,000                  $ 4.375                    $ 193,800
Timothy J. Triche,
  Director........................          50,000                  $ 4.375                    $ 141,250
William H. Taylor II,
  Director........................          50,000                  $ 4.375                    $  31,300
George W. Scherer,
  Director........................          50,000                  $ 4.500                            0
All directors (other than
  executive officers) as a group
  (4 persons).....................         200,000                  $ 4.406                    $ 366,350
All employees, including current
  officers who are not executive
  officers as a group (75
  persons)........................         871,740                  $ 4.649                    $ 471,112

STRUCTURE

     The Option Plan is divided into two separate components: the Discretionary Grant Program and the Automatic Grant Program. Under the Discretionary Grant Program, options may be issued to key employees (including officers and directors) and consultants of the Company or its subsidiaries who contribute to the management, growth and financial success of the Company or its subsidiaries. Under the Automatic Grant Program, an option grant is made upon initial election to the Board and additional grants are made after each three years of consecutive service to all current and future non-employee members of the Board.

     As of March 31, 1996, approximately 176 employees (including six (6) executive officers) were eligible to participate in the Discretionary Grant Program, and four (4) non-employee Board members were eligible to participate in the Automatic Grant Program.

ADMINISTRATION

     The Discretionary Grant Program is being administered by one or more committees comprising Board members. The primary committee (the "Primary Committee") comprises two or more Board members, none of whom are eligible to participate in the Option Plan or any other stock plan of the Company or its subsidiaries, except to the extent such individuals may become entitled to a special option grant under the Automatic Grant Program. Stock options may be granted under the Discretionary Grant Program to all eligible employees and consultants by either the Primary Committee or a second committee comprising two or more employee-Board Members (the "Secondary Committee"). The committee granting the option, whether the Primary Committee or the Secondary Committee, shall be referred to herein as the "Committee."

     The Committee has full authority, subject to the provisions of the Option Plan, to determine the eligible individuals who are to receive options under the Discretionary Grant Program, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable and the maximum term for which the option is to remain outstanding. The Committee also has the authority to determine whether the granted option is to be an incentive stock option ("Incentive Option") under the Federal tax laws and to establish rules and regulations for proper plan administration.

     Option grants under the Automatic Grant Program are being made in strict compliance with the express provisions of that program, and the Committee has no discretionary authority with respect to such option grants.

OPTION PRICE AND EXERCISABILITY

     The exercise price of options issued under the Discretionary Grant Program may not be less than 50% of the fair market value of the Common Stock on the date of grant (100% of such fair market value for Incentive Options), and the maximum period during which any option may remain outstanding may not exceed ten
(10) years. To date, no options have been granted pursuant to the Discretionary Grant Program at an exercise price less than the fair market value at the date of grant.

     Options issued under the Discretionary Grant Program may either be immediately exercisable for the full number of shares purchasable thereunder or may become exercisable in cumulative increments over a period of months or years as determined by the Committee.

     The option price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Outstanding options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sales proceeds available on the settlement date, sufficient funds to cover the option price for the purchased shares plus all applicable withholding taxes.

VALUATION

     For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value per share of Common Stock on any relevant date will be the last reported sales price per share on the appropriate stock exchange.

     On March 31, 1996, the fair market value of the Company's Common Stock was $5.375 per share.

STOCKHOLDER RIGHTS AND ASSIGNABILITY OF OPTIONS

     No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option, paid the option price and been issued a stock certificate for the purchased shares. Options are not assignable or transferable other than by will or by the laws of inheritance, and, during the optionee's lifetime, the option may be exercised only by the optionee.

CORPORATE TRANSACTION

     In the event of any of the following stockholder-approved transactions (a "Corporate Transaction"):

          (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's Incorporation,

          (ii) the sale of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

          (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger, each outstanding option under the Discretionary Grant Program will automatically become exercisable as to all of the option shares and may be exercised for any or all of such shares. However, an outstanding option under the Discretionary Grant Program will not be so accelerated if and to the extent: (i) such option is either to be assumed by the successor corporation (or its parent corporation) in such Corporate Transaction or is otherwise to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or its parent corporation), (ii) such option is to be replaced by a comparable cash incentive program of the successor corporation based on the option spread at the time of the Corporate Transaction or (iii) the acceleration of such option is subject to other limitations imposed by the Committee granting the option at the time of such grant.

     Upon the consummation of a Corporate Transaction, all outstanding options under the Option Plan will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

STOCK APPRECIATION RIGHTS

     The Option Plan includes a stock appreciation rights program, pursuant to which one or more optionees may, subject to Committee approval, surrender their outstanding options under the Discretionary Grant Program in return for a payment from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the shares of Common Stock subject to the surrendered option over (ii) the aggregate option price payable for such shares. The payment may, at the discretion of the Committee, be made either in cash or in shares of Common Stock, or a combination of cash and shares of Common Stock.

     In addition, one or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Committee's discretion, be granted limited stock appreciation rights in tandem with their outstanding options. Any option with such a limited stock appreciation right in effect for at least six (6) months will automatically be cancelled upon the occurrence of a Hostile Take-Over (defined below), and the optionee will in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price (defined below) of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares.

     For purposes of such option cancellation provisions, the following definitions are in effect under the Option Plan:

          Hostile Take-Over: the acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 40% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders to accept; provided that at least 50% of the securities so acquired in such tender or exchange offer are obtained from holders other than the officers and directors of the Company participating in the Option Plan.

          Take-Over Price: the greater of (A) the fair market value of the shares subject to the cancelled option, measured on the cancellation date in accordance with the valuation provisions of the Option Plan described above, or (B) the highest reported price per share paid by the acquiring entity in effecting the Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (A) price per share.

TERMINATION OF SERVICE

     Outstanding options under the Discretionary Grant Program will terminate within ninety (90) days following the optionee's cessation of service with the Company or its subsidiaries, unless the optionee's service terminates by reason of permanent disability, in which case the outstanding options will terminate within twelve (12) months following the optionee's cessation of service. Under no circumstances, however, may any such option remain exercisable after the specified expiration date of the option term. Should the optionee die while holding one or more outstanding options, then those options may be exercised by the personal representatives of the optionee's estate or by the persons to whom such options are transferred by the optionee's will or by the laws of inheritance.

     During the applicable exercise period following the optionee's cessation of service, the option may not be exercised for more than the number of option shares for which the option is exercisable at the time of such cessation of service. However, the Committee will have the discretionary authority to accelerate in whole or in part the vesting of any outstanding options held by the optionee at the time of such cessation of service and may exercise this authority either before or after the optionee ceases service.

REPURCHASE RIGHTS

     Unvested shares of Common Stock acquired under the Discretionary Grant Program will be subject to repurchase by the Company, at the original option price paid per share, upon the optionee's cessation of service. The Committee will have complete discretion in establishing the vesting schedule for any unvested shares issued under the Discretionary Grant Program and will have full authority to cancel the Company's outstanding repurchase rights with respect to one or more unvested shares held by the optionee at the time of his or her cessation of service. All shares subject to the Company's repurchase rights under the Discretionary Grant Program will immediately vest upon a Corporate Transaction, except to the extent (i) the repurchase rights are to be assigned to the successor entity or (ii) such termination is precluded by other limitations imposed by the Committee making the grant at the time the repurchase right is issued. The Committee shall have the discretionary authority to vest any shares subject to the Company's outstanding repurchase rights upon a Change in Control.

CANCELLATION AND NEW GRANT OR OPTIONS

     The Committee has the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the Discretionary Grant Program (including options incorporated from the Incentive Plan and the Non-Qualified Plan) and to grant replacement options covering the same or different numbers of shares of Common Stock but having an option price per share not less than 50% of the fair market value of the Common Stock on the new grant date (or 100% of such fair market value in the case of an Incentive Option). It is anticipated that the option price in effect under the replacement grant will in all instances be less than the option price in effect under the cancelled option.

AUTOMATIC GRANT PROGRAM

     The Automatic Grant Program is the successor to the Directors Plan. Under the Automatic Grant Program, special one-time option grants have been made to the current non-employee members of the Board and new grants will be made to individuals who subsequently join the Board as non-employee directors. All non-employee members of the Board of Directors are eligible to receive additional option grants upon re-election to the Board of Directors, after every three years of consecutive service. These special grants may be summarized as follows:

          1. New Board Members. Each individual who first becomes a non-employee Board member at any time after the effective date of the Option Plan, whether through election at an Annual Stockholders

     Meeting or through appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 50,000 shares of Common Stock.

          2. Re-elected Board Members. Each non-employee Board member who is re-elected after each three years of consecutive service as a Director will receive an additional grant of a non-statutory stock option under the Option Plan to purchase 50,000 shares of Common Stock on the date of the Annual Meeting at which the non-employee director is elected as a Director after three years of consecutive service. For example, a non-employee Board member would receive a 50,000 stock option grant at the Annual Meeting at which he or she is elected to the Board for the fourth consecutive year, the seventh consecutive year and the tenth consecutive year.

     Each option grant under the automatic grant program will be subject to the following terms and conditions:

          (i) The option price per share will be equal to 100% of the fair market value per share of Common Stock on the grant date.

          (ii) Each option is to have a maximum term of five (5) years measured from the automatic grant date.

          (iii) The option will become exercisable for (a) 12,500 option shares upon completion of six (6) continuous months of Board service measured from the grant date, (b) an additional 12,500 shares upon the completion of eighteen (18) continuous months of Board service, (c) an additional 12,500 shares upon the completion of thirty (30) continuous months of Board service, and (d) the final 12,500 shares upon the completion of forty-two
     (42) continuous months of Board service.

          (iv) The option will remain exercisable for a twelve (12)-month period following the optionee's termination of service as a Board member for any reason. Should the optionee die while holding the automatic grant, then such option will remain exercisable for a twelve (12)-month period following such optionee's death and may be exercised by the personal representatives of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the five
     (5)-year option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) for which it is exercisable at the time of the optionee's cessation of Board service.

          (v) The option will become immediately exercisable for all of the option shares in the event of a Corporate Transaction (as defined above in the section entitled "Corporate Transaction"). Upon the consummation of the Corporate Transaction, all automatic option grants will terminate and cease to be outstanding.

          (vi) Upon the occurrence of a Hostile Take-Over (as defined in the section above entitled "Stock Appreciation Rights"), each automatic option grant which has been outstanding for a period of at least six (6) months will automatically be cancelled in return for a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price (as defined above in the section entitled "Stock Appreciation Rights") of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares.

          (vii) The remaining terms and conditions of the option will in general conform to the terms described above for option grants made under the Discretionary Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

          (viii) The terms and provisions of the Automatic Grant Program and the outstanding options thereunder may not be amended or modified at intervals more frequently than once every six (6) months, except as otherwise required to comply with applicable Federal tax laws and regulations.

CHANGES IN CAPITALIZATION

     In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the number and/or class of shares issuable under the Option Plan,
(ii) the number and/or class of shares and price per share of the Common Stock subject to each outstanding option (including all discretionary and automatic option grants under the Option Plan and all option grants incorporated from the Incentive Plan, the Non-Qualified Plan and the Directors Plan), and (iii) the number and/or class of shares per non-employee Board member for which the special option grants will subsequently be made under the Automatic Grant Program.

     Outstanding options which are assumed or are otherwise to continue in effect after a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable, in the consummation of such Corporate Transaction, to an actual holder of the same number of shares as are subject to each such option immediately prior to such Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the number and class of securities available for issuance under the Option Plan.

     Option grants under the Option Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

AMENDMENT AND TERMINATION OF THE OPTION PLAN

     The Board of Directors may amend or modify the Option Plan in any or all respects whatsoever, subject, however, to the limitation on plan amendments to the Automatic Grant Program. No such amendment may adversely affect the rights of outstanding option holders without their consent, and the Board may not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the Option Plan or the number of shares for which automatic grants may be made to non-employee Board members, except in the event of certain changes to the Company's capital structure as indicated above, (ii) materially modify the eligibility requirements for option grants, or
(iii) otherwise materially increase the benefits accruing to participants under the Option Plan.

     The Board may terminate the Option Plan at any time, but the Option Plan will in all events terminate on March 17, 2002, or (if earlier) on the date all shares available for issuance under the Option Plan are issued or cancelled pursuant to the exercise, surrender or cash-out of outstanding options under the Option Plan.

FEDERAL TAX CONSEQUENCES

     Options granted under the Option Plan may be either Incentive Options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which do not meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or disposition is made more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to sale or disposition, then a disqualifying disposition of the purchased shares will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the option price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date of exercise over (ii) the option price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the option price paid for such shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option granted at fair market value on the date of grant. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for such shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the Internal Revenue Code apply to the acquisition of Common Stock under a non-statutory option, if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

          (a) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original option price in the event the optionee should terminate service prior to vesting in the shares, the optionee will not recognize any taxable income at the time of exercise but is required to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company's repurchase right lapses over (ii) the option price paid for the shares.

          (b) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise an amount equal to the excess of (i) the fair market value of the purchased shares on the date of exercise (determined as if the shares were not subject to the Company's repurchase right) over (ii) the option price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company's repurchase right lapses.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which ordinary income is recognized by the optionee in connection with the acquisition of the option shares. However, for shares subject to repurchase by the Company, the deduction will be allowed for the taxable year of the Company ending immediately after the close of the calendar year in which the optionee recognizes ordinary income with respect to those shares.

     Surrender Rights. An optionee who surrenders an outstanding option for a cash or stock distribution from the Company will recognize ordinary income in the year of surrender equal to the amount of the appreciation distribution. The Company will be entitled to a corresponding business expense deduction for such appreciation distribution. The deduction will be allowed in the taxable year of the Company in which the ordinary income is recognized by the optionee.

ACCOUNTING TREATMENT

     Under present accounting rules, neither the grant nor the exercise of options issued at fair market value under the Option Plan will result in any charge to the Company's earnings. However, the grant of options with exercise prices less than the fair market value of the option shares at the time of grant will result in a compensation expense for the Company equal to the discount at the time of the grant. The Company is required to report such expense over the vesting period in effect for the option shares. Whether or not granted at a discount, the number of outstanding options under the Option Plan may be a factor in determining earnings per share on a fully-diluted basis.

     Should one or more optionees be granted the unqualified right to surrender their options under the Option Plan for a cash or stock distribution, compensation expense will arise as a charge to the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to each such surrenderable option has increased from prior quarter-end will be accrued as compensation expense, to the extent such amount is in excess of the aggregate exercise price payable for such shares. In the event the fair market value of such shares declines from quarter to quarter, appropriate adjustments to current compensation expense will be made.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that a competitive employee stock option plan is crucial to the Company's ability to recruit and retain highly qualified technical and management employees. Traditionally, stock option plans provide a significant incentive to managers and technical personnel to perform their responsibilities in ways that increase return on equity to stockholders.

     THE BOARD THEREFORE RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the amendment to the Option Plan. If such stockholder approval is not obtained, then the amendment approved by the Board for the Option Plan will not be adopted.

                             STOCKHOLDER PROPOSALS

     The Company has not received any proposals for action at the meeting from its stockholders. The Company anticipates that its 1997 annual meeting of stockholders will be held during June 1997. Stockholder proposals intended to be presented at such meeting and to be included in the Company's proxy statement and form of proxy for that meeting must have been received at the Company not later than February 1, 1997.

                               OTHER INFORMATION

     Management knows of no other matters which may be presented at the meeting. However, if any matters are properly brought before the meeting, the persons named in the enclosed proxy will vote thereon in accordance with their judgment.

                             ADDITIONAL INFORMATION

     THE COMPANY WILL FURNISH TO ANY STOCKHOLDER OF THE COMPANY, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, UPON RECEIPT OF A WRITTEN REQUEST FOR SUCH REPORT DELIVERED TO JOHN L. COKER, VICE PRESIDENT OF FINANCE AND ADMINISTRATION, AT THE COMPANY'S ADDRESS.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/JOHN L. COKER
                                          ----------------------------------
                                          John L. Coker
                                          Secretary

                                  ONCOR, INC.
                               209 PERRY PARKWAY
                          GAITHERSBURG, MARYLAND 20877

Stephen Turner, Cecil Kost, John L. Coker, or any of them, are hereby authorized, with full power of substitution, to represent and to vote the stock of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on June 28, 1996, or at any adjournment of such meeting, upon such business as may properly come before the meeting, including the following items as set forth in the Proxy Statement:

    1. ELECTION OF FIVE (5) DIRECTORS      FOR ALL NOMINEES LISTED BELOW (EXCEPT AS   WITHHOLD AUTHORITY TO VOTE FOR
                                           MARKED TO THE CONTRARY BELOW) / /          ALL NOMINEES LISTED BELOW / /

   Stephen Turner, Philip S. Schein, Timothy J. Triche, William H. Taylor II,
                               George W. Scherer

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
             (NOMINEES), WRITE THE NAME OF SUCH NOMINEE (NOMINEES) IN THE SPACE
             BELOW:

- --------------------------------------------------------------------------------

2. RATIFICATION OF SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

               / / FOR                                / / AGAINST                              / / ABSTAIN

3. APPROVAL OF AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN TO INCREASE THE TOTAL NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 500,000 SHARES TO A TOTAL OF 5,015,604 SHARES.

               / / FOR                                / / AGAINST                              / / ABSTAIN

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2 & 3.

                           (Continued on other side)

                          (Continued from other side)

                   PLEASE MARK, DATE, SIGN AND MAIL PROMPTLY

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                                  Dated                                   , 1996
                                                                                  ---------------------------------------------
                                                                                  ---------------------------------------------
                                                                                  Print Name
                                                                                  ---------------------------------------------
                                                                                  Signature(s)
                                                                                  PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. IF
                                                                                  SHARES ARE HELD JOINTLY, EACH STOCKHOLDER
                                                                                  SHOULD SIGN. EXECUTORS, ADMINISTRATORS,
                                                                                  TRUSTEES, ETC. SHOULD USE FULL TITLE AND, IF
                                                                                  MORE THAN ONE, ALL SHOULD SIGN. IF THE STOCK-
                                                                                  HOLDER IS A CORPORATION, PLEASE SIGN FULL
                                                                                  CORPORATE NAME BY AN AUTHORIZED OFFICER.